                                 AMENDMENT NO. 1
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM COUNSELOR SERIES TRUST, a Delaware business trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Select Real Estate Income Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                           AIM COUNSELOR SERIES TRUST

PORTFOLIOS                           EFFECTIVE DATE OF AGREEMENT
----------                           ---------------------------
AIM Advantage Health Sciences Fund          July 1, 2006
AIM Multi-Sector Fund                       July 1, 2006
AIM Floating Rate Fund                      July 1, 2006
AIM Select Real Estate Income Fund          March 12, 2007
AIM Structured Core Fund                    July 1, 2006
AIM Structured Growth Fund                  July 1, 2006
AIM Structured Value Fund                   July 1, 2006

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*    Net Assets
-----    ----------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 9, 2007

                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        AIM COUNSELOR SERIES TRUST


Attest: /s/ P. Michelle Grace           By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)